                                                                      EXHIBIT 12

                         MATTEL, INC. AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                     (Amounts in thousands, except ratios)

                            For The Years Ended December 31, (a)(b)
                         -----------------------------------------------------
                           1999        1998       1997       1996       1995
                         ---------   --------   --------   --------   --------
EARNINGS AVAILABLE FOR
 FIXED CHARGES:
Income (loss) before
 income taxes,
 cumulative effect of
 changes in accounting
 principles and
 extraordinary items.... $(110,743)  $391,632   $  1,216   $188,898   $506,243
Less (plus) minority
 interest and
 undistributed income
 (loss) of less-than-
 majority-owned
 affiliates, net........       145       (165)      (144)       303        (36)
Add:
 Interest expense.......   151,609    128,468    112,612    126,929    108,298
 Appropriate portion of
  rents (c).............    17,070     18,994     21,007     21,814     21,155
                         ---------   --------   --------   --------   --------
Earnings available for
 fixed charges.......... $  58,081   $538,929   $134,691   $337,944   $635,660
                         =========   ========   ========   ========   ========
FIXED CHARGES:
Interest expense........ $ 151,609   $128,468   $112,612   $126,929   $108,298
Capitalized interest....       527        993        991      1,789        693
Appropriate portion of
 rents (c)..............    17,070     18,994     21,007     21,814     21,155
                         ---------   --------   --------   --------   --------
Fixed charges........... $ 169,206   $148,455   $134,610   $150,532   $130,146
                         =========   ========   ========   ========   ========
Ratio of earnings to
 fixed charges..........      0.34 X     3.63 X     1.00 X     2.24 X     4.88 X
                         =========   ========   ========   ========   ========

--------
(a) The ratio of earnings to fixed charges for all periods presented has been restated for the effects of the May 1999 merger of The Learning Company, Inc. ("Learning Company") into Mattel, which was accounted for as a pooling of interests.
(b) The ratio of earnings to fixed charges for 1995 through 1997 has been restated for the effects of the March 1997 merger of Tyco Toys, Inc. ("Tyco") into Mattel, which was accounted for as a pooling of interests.
(c) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

                         MATTEL, INC. AND SUBSIDIARIES

           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                     (Amounts in thousands, except ratios)

                            For The Years Ended December 31, (a)(b)
                         ----------------------------------------------------
                           1999        1998       1997       1996      1995
                         ---------   --------   --------   --------  --------
EARNINGS AVAILABLE FOR
 FIXED CHARGES:
Income (loss) before
 income taxes,
 cumulative effect of
 changes in accounting
 principles and
 extraordinary items.... $(110,743)  $391,632   $  1,216   $188,898  $506,243
Less (plus) minority
 interest and
 undistributed income
 (loss) of less-than-
 majority-owned
 affiliates, net........       145       (165)      (144)       303       (36)
Add:
 Interest expense.......   151,609    128,468    112,612    126,929   108,298
 Appropriate portion of
  rents (c).............    17,070     18,994     21,007     21,814    21,155
                         ---------   --------   --------   --------  --------
Earnings available for
 fixed charges.......... $  58,081   $538,929   $134,691   $337,944  $635,660
                         =========   ========   ========   ========  ========
FIXED CHARGES:
Interest expense........ $ 151,609   $128,468   $112,612   $126,929  $108,298
Capitalized interest....       527        993        991      1,789       693
Dividends--Series B
 preferred stock........       --         --       2,537      3,406     3,200
Dividends--Series C
 preferred stock........     3,980      7,960      7,968      3,985       --
Dividends--Series F
 preference stock.......       --         --         --         --      3,342
Appropriate portion of
 rents (c)..............    17,070     18,994     21,007     21,814    21,155
                         ---------   --------   --------   --------  --------
Fixed charges........... $ 173,186   $156,415   $145,115   $157,923  $136,688
                         =========   ========   ========   ========  ========
Ratio of earnings to
 fixed charges..........      0.34 X     3.45 X     0.93 X    2.14 X     4.65 X
                         =========   ========   ========   ========  ========

--------
(a) The ratio of earnings to combined fixed charges and preferred stock dividends for all periods presented has been restated for the effects of the May 1999 merger of Learning Company into Mattel, which was accounted for as a pooling of interests.
(b) The ratio of earnings to combined fixed charges and preferred stock dividends for 1995 through 1997 has been restated for the effects of the March 1997 merger of Tyco into Mattel, which was accounted for as a pooling of interests.
(c) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.